Exhibit 4.09

BRS, Inc.

1225 Market Street
Riverton, WY 82501
E-Mail: brs@wyoming.com
307-857-3079 Fax: 307-857-3079

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) the report entitled “Velvet Mine Uranium Project, San Juan County, Utah, 43-101 Mineral Resource Report” dated March 19, 2007, (b) the report entitled “Moore Ranch Uranium Project, Campbell County, Wyoming, 43-101 Mineral Resource Report” dated June 27, 2006 (referred to as the “Summary Report – Moore Ranch Project, Campbell County, Wyoming” in Energy Metal Corporation’s Annual Information Form for the fiscal year ended June 30, 2006), (c) the report entitled “Peterson Uranium Project, Converse County, Wyoming, 43-101 Mineral Resource Report” dated June 27, 2006, (d) the report entitled “Red Rim Project, Sweetwater County, Wyoming, 43-101 Mineral Resource Report” dated June 14, 2006 (referred to as the “Technical Report – Red Rim Project, Sweetwater County, Wyoming” in Energy Metal Corporation’s Annual Information Form for the fiscal year ended June 30, 2006), and (e) the report entitled “JAB Uranium Project, Sweetwater County, Wyoming, 43-101 Mineral Resource Report” dated July 14, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

BRS INC.

By:	/s/ Douglus Beahm

Name:	Douglus Beahm

Title:	President BRS Inc.